                                                                    Exhibit 10.6

                            TRADEMARK LICENSING OFFER
                            -------------------------

         On December 5, 2001, Mastellone Hermanos S.A. ("MHSA") issued to Danone
Argentina S.A. ("Danone") a Trademark Licensing Offer (the "Licensing Offer")
covering the Argentine Republic. The effective date of the Licensing Offer is
January 1, 2002. The Licensing Offer is for a period of 10 years, as from the effective date. The parties may renew a Licensing Offer for an additional year.
If a party does not want to renew a Licensing Offer, the party must notify the other party at least three months before the termination date.

         Under the Licensing Offer, Danone has been granted several rights.
Danone has an exclusive right to market several products and an exclusive right to use the trademarks associated with these products within the Argentine
Republic. The licensed trademarks include the following: (1) Casancrem, and (2)
Casandiet. and the Products are verious types of soft cheese. Danone may not assign or sub-license any of its rights under the Offer.

         In return for the right to use these trademarks and information, Danone owe MHSA several obligations. Danone must comply with instructions of MHSA with respect to packaging, the quality and hygienic of the Products, and the distribution, sell and quality control of the Products. Danone must meet MHSA's quality control requirements and submit the licensed products to MHSA for quality control testing. Danone must stop production of the licensed products if
MHSA decides that the licensed products to not meet production standards.
Finally, Danone must submit all proposed uses of the licensed trademarks to MHSA for approval.

         In addition, Danone agree to pay MHSA a royalty equal to 1% of net sales of the licensed products sold in Argentina.

         MHSA may rescind a Licensing Offer if any of the following events occur:

         1.  Danone stops production,

         2.  Danone Company enters into bankruptcy,

         3.  Danone is nationalized,

         4.  there is a change of control at Danone.

         After termination or rescission of the Licensing Offer the licenses are permanently revoked.